UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway East, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2019, Legacy Education Alliance, Inc. (the “Company”) issued a press release announcing the appointment by its board of directors (the “Board”) of Michael English as Interim Chief Financial Officer. Mr. English succeeds Christian A. J. Baeza, former Senior Vice President and Chief Financial Officer, whose employment with the Company terminated on May 20, 2019. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Appointment of Michael English as Interim CFO.

Effective May 20, 2019, the Board appointed Michael English, 62, as Interim Chief Financial Officer (“ICFO”) of the Company. Mr. English is a certified public accountant and has more than 30 years of experience in finance and accounting. Prior to joining the Company, from October 2016 to April 2019, he served in a variety of CFO and CFO consulting roles including, CFO advisory partner at Aventine Hill Partners (CFO advisory professional services firm), Alternate Health Corp. (Canadian public company), and Peak Health Corp. (Private clinical laboratory).  From July 2011 to July 2016, he served as CFO for Zix Corporation and Controller from June 2007 to June 2011. Before that, Mr. English was Vice President of Finance for Advanced Fiber Communications from March 2004 through June 2005, and Vice President of Finance for Marconi, PLC from June 1999 to February 2004. Previously, he served as Division Controller for the Access Division of RELTEC Corporation, Division Controller at Rockwell Automation and Division Controller at Reliance Electric Company. Mr. English earned a Masters degree in Accountancy from DePaul University and a Bachelor of Arts degree in English from John Carroll University. Mr. English replaces Christian A.J. Baeza, former Senior Vice President and Chief Financial Officer whose employment with the Company terminated on May 20, 2019.

Mr. English will provide services to the Company as Interim CFO for no fixed term. Mr. English will be entitled to base compensation of $4,500 per week for his services. As an independent contractor, Mr. English will not participate in Company benefit plans. There are no family relationships between Mr. English and any director or executive officer of the Company, and Mr. English is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.2

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on May 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: May 21, 2019	By:	/s/ James E. May
Name: James E. May
Title: Interim Chief Executive Officer

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